Exhibit 99.1

Multi Packaging Solutions Announces First Quarter Results

Completes debt refinancing and two acquisitions

New York, NY, November 8, 2016 – Multi Packaging Solutions International Limited (NYSE: MPSX), (“MPS” or the “Company”), a global leader in value-added print and packaging solutions for the branded consumer, healthcare, and multi-media markets, today announced results for its first quarter ended September 30, 2016.

1Q FY 2017 vs. 1Q FY 2016:

•	GAAP sales of $407.8 million vs. $459.1 million
▪	Negative foreign exchange impact of $17.4 million
•	GAAP operating income of $27.7 million vs. $40.7 million
•	GAAP net income attributable to MPS of $13.3 million vs. $13.0 million
•	GAAP net income attributable to MPS of $0.17 per share vs. $0.21 per share
▪	The impact of the additional shares outstanding associated with the IPO results in a comparative EPS of $0.17 in both periods.
•	Non GAAP net income attributable to MPS of $13.1 million vs. $18.1 million
•	Non GAAP net income attributable to MPS per share of $0.17 per share vs. $0.29 per share
▪	The impact of the additional shares outstanding associated with the IPO results in a comparative Non GAAP EPS of $0.17 and $0.23 in 1Q FY 2017 and 1Q FY 2016, respectively.
•	Adjusted EBITDA of $60.1 million vs. $77.2 million
▪	Negative foreign exchange impact of $2.5 million
•	Adjusted EBITDA margin of 14.7% vs 16.8%

Recent Activity

•	Completed debt refinancing transaction in October 2016
▪	Redeemed $200 million 8.5% Senior Notes
▪	Raised $220 million new incremental Term Loan D
▪	Repriced outstanding Euro Tranche B Term Loans and Sterling Tranche B Term Loans
▪	Upsized Revolving Credit Facility
•	Completed two acquisitions in second quarter with combined trailing 12 months revenue of $25 million, one in the European label market, and one in the North American transaction card market
•	Previously announced relocation of business of the Stuttgart, Germany facility, and the closure of the Bradford, United Kingdom plant. Announces closure of Louisville, Kentucky media plant
•	UK Field Group Pension Plan cash deficit payments completed in August 2016

Marc Shore, Chief Executive Officer, commented, “As we expected, the first quarter was challenging due to the headwinds that were previously discussed:  continued negative impact of foreign exchange rates, the discontinuation of a specific toy program, the exit from the tobacco business and the continued decline in multimedia sales.  Furthermore, we continued to struggle at four facilities, and some of our core customers had weaker sales than budgeted.  As previously noted, we will cycle through all of these challenges by the end of our fiscal second quarter, except for foreign exchange and media declines.

Notwithstanding these headwinds, there were significant accomplishments in the quarter.  We have a robust pipeline of new business which we will start benefiting from in early 2017.  This is driven in part by our ability to give customers consistently high quality products on a global basis.  MPS has also completed two strategic acquisitions in October and November that will enhance our offering for both labels in Europe and transaction cards in North America.  These acquisitions currently have combined annual revenue of $25 million.

MPS has also taken several steps that are important to our future success:

•	The completion of our debt refinancing which will result in lower annual cash interest costs of approximately $10 million.
•	The final funding payment under the UK Pension Funding Arrangement was made, which will save approximately $9 million cash annually.
•

Progress in streamlining our operational footprint.  We have internally announced the closure of three facilities and by June 30th 2017, we expect to close a total of six facilities.  This will result in approximately $20 million in savings annually.

•	Progress in our supply chain rationalization.

In summary, the first half of fiscal 2017 will be challenging.  However, we are confident that the new sales pipeline, significant cost cutting measures, optimization of footprint, and strategic acquisitions will create momentum in the fiscal second half and drive our future growth and success.”

Discussion of Fiscal 2017 First Quarter Results

The Company completed its initial public offering in October 2015, and the comparability of the amounts below related to the balance sheet, debt and related interest expenses, and earnings per share amounts are significantly impacted on a year over year basis due to the offering.

GAAP net sales for 1Q FY 2017 were $407.8 million vs. net sales for 1Q FY 2016 of $459.1 million, which includes negative foreign exchange effects in 1Q FY 2017 of $17.4 million when compared to the prior period. On a segment basis, North American sales were down $26.2 million from the prior year principally due to the decline in the multi-media market and some weakness in health care. European sales were down $25.7 million principally due to foreign exchange, and weakness in the European drinks market. Asia sales were relatively flat year over year.

In the multi-media market, sales in the quarter were down $20.6 million, of which $5.5 million was related to the toy project. In the consumer market, sales to customers in the tobacco industry and the drinks market for the United Kingdom were down $5.3 million and $3.9 million, respectively.  Health care market sales in North America were  down $5.2 million.

Gross margin in 1Q FY 2017 was 20.7% compared to 21.6% in the prior year. The decline is principally due to the operational issues at specific facilities identified in the fourth quarter of FY 2016 that continued into the first quarter of FY 2017. These issues relate to the transfer of work from Scotland to China for the drinks business, lower absorption from manufacturing operations in the transaction card business due to weakness in EMV card sales, and costs associated with the German operations as they implement new ERP systems.

GAAP operating income for 1Q FY 2017 was $27.7 million vs. $40.7 million for 1Q FY 2016. Included in the current quarter is approximately $2.9 million of restructuring charges which primarily relate to the previously announced relocation of the Company’s operations in Stuttgart, Germany as well as the announced closure of its Bradford, United Kingdom site which serves certain tobacco customers. The Company will also close one of its media facilities located in Louisville, Kentucky.

Cash balances as of September 30, 2016 were $50.6 million. There were no amounts outstanding under the Company’s revolving credit facility as of that date. Total debt, net of cash, was $853.7 million including deferred finance fees and debt discount of $15.1 million. At September 30, 2016, trailing twelve months acquisition adjusted pro forma EBITDA was $237.7 million, and the pro forma leverage ratio was 3.65.

Fiscal 2017 First Quarter Earnings Conference Call and Webcast

The Company will host a conference call on November 8, 2016 at 4:30pm ET, which can be accessed by dialing 877-705-6003 (domestic) or 201-493-6725 (international).  Supplemental materials for today’s call can also be found on the investor relations portion of the Company’s website

The  Company will also host a live webcast of its conference call which may be accessed on the Investor Relations section of the Company's website at multipkg.com. A replay will be available approximately three hours after the call, through November 15, 2016, accessible by dialing 844-512-2921 (domestic), or 412-317-6671 (international). The passcode for the replay is 13648641.

Non GAAP Financial Measures

The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted Net Income, pro forma adjusted net income per share, Adjusted Operating Income, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow and acquisition adjusted pro forma EBITDA.  Management uses these non GAAP financial measures in the analysis of financial and operating performance because they assist in the evaluation of underlying trends in our business.  Our use of the terms Adjusted Net Income, pro forma adjusted net income per share, Adjusted Operating Income Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow and acquisition adjusted pro forma EBITDA may differ from that of others in our industry. These items should not be considered as alternatives to net income (loss), operating income (loss), or any other performance measures prepared in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Adjusted Net Income, pro forma adjusted net income per share, Adjusted Operating Income, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow and acquisition adjusted pro forma EBITDA have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

About Multi Packaging Solutions

Multi Packaging Solutions is a leading global provider of value-added packaging solutions to a diverse customer base across the healthcare, consumer and multi-media markets.  MPS provides its customers with an extensive array of print-based specialty packaging solutions, including premium folding cartons, inserts, labels and rigid packaging across a variety of substrates and finishes. MPS has manufacturing locations across North America, Europe and Asia.

Cautionary Statement Concerning Forward-Looking Statements

This release contains certain forward-looking statements regarding MPS and its subsidiaries. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of MPS’ control that may cause its business, industry, strategy, financing activities or actual results to differ materially. MPS undertakes no obligation to update or revise any of the forward looking statements contained herein, whether as a result of new information, future events or otherwise.

Contact:

Multi Packaging Solutions

Richard Zubek, Investor Relations

646-885-0005

ir@multipkg.com

Source: Multi Packaging Solutions International Limited

MPSX-IR

Multi Packaging Solutions International Limited And Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	September 30,	June 30,
	2016	2016
	(unaudited)
Current assets
Cash and cash equivalents	$50,573	$44,769
Accounts receivable, net	262,303	237,179
Inventories	162,097	165,617
Prepaid expenses and other current assets	27,136	30,742
Total current assets	502,109	478,307

Property, plant and equipment
Land	51,237	52,093
Buildings and improvements	68,447	65,827
Machinery and equipment	399,347	393,206
Furniture and fixtures	16,223	15,580
Construction in progress	13,876	12,689
Total	549,130	539,395
Less: Accumulated depreciation	(176,510)	(155,700)
Total property, plant and equipment, net	372,620	383,695

Other assets
Intangible assets, net	323,297	340,858
Goodwill	462,488	464,714
Deferred income taxes	7,107	7,210
Other assets	35,446	32,806
Total assets	$1,703,067	$1,707,590

Current liabilities
Accounts payable	$175,398	$171,935
Payroll and benefits	33,122	36,977
Other current liabilities	37,093	40,892
Current portion of long-term debt	6,916	7,307
Income taxes payable	6,043	4,489
Total current liabilities	258,572	261,600

Long-term debt, less current portion	897,380	900,516
Deferred income taxes	71,636	72,625
Other long-term liabilities	28,804	29,955
Total liabilities	1,256,392	1,264,696

Shareholders’ equity
Authorized share capital – $1.00 par value, 1,000,000,000 shares authorized
Preference shares – no shares issued	—	—
Common shares – 77,452,946 issued and outstanding	77,453	77,453
Additional paid-in capital	470,612	469,698
Accumulated deficit	(29,984)	(43,233)
Accumulated other comprehensive loss	(72,663)	(63,290)
Total Multi Packaging Solutions International Limited shareholders’ equity	445,418	440,628
Noncontrolling interest	1,257	2,266
Total shareholders’ equity	446,675	442,894
Total liabilities and shareholders’ equity	$1,703,067	$1,707,590

Multi Packaging Solutions International Limited And Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	September 30,
	2016	2015
Net sales	$407,825	$459,051

Cost of goods sold	323,481	359,710
Gross profit	84,344	99,341

Selling, general and administrative expenses
Selling, general and administrative expenses	56,334	58,312
Transaction related expenses	284	350
Total selling, general and administrative expenses	56,618	58,662

Operating income	27,726	40,679

Other income (expense), net	2,937	(3,635)
Interest expense	(14,642)	(18,729)
Total other expense, net	(11,705)	(22,364)

Income before income taxes	16,021	18,315

Income tax expense	(3,152)	(5,231)

Consolidated net income	12,869	13,084

Net loss (income) attributable to noncontrolling interest	380	(77)

Net income attributable to shareholders of Multi Packaging Solutions International Limited	$13,249	$13,007

Net income attributable to shareholders of Multi Packaging Solutions International Limited per share:
Basic	$0.17	$0.21
Diluted	$0.17	$0.21

Weighted-average number of common shares outstanding:
Basic	77,453	61,939
Diluted	77,453	61,939

Other comprehensive income (loss)
Cumulative foreign currency translation adjustment	$(8,868)	$(9,692)
Adjustment on available-for-sale securities	(16)	(17)
Pension adjustments	(489)	792
Total other comprehensive loss	(9,373)	(8,917)

Comprehensive income	3,496	4,090
Comprehensive loss (income) attributable to non-controlling interests	380	(12)
Comprehensive income attributable to shareholders of Multi Packaging Solutions International Limited	$3,876	$4,078

Multi Packaging Solutions International Limited And Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended September 30,
	2016	2015
Operating Activities
Net income	$12,869	$13,084
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation expense	16,729	19,247
Amortization expense	12,712	14,064
Amortization of deferred financing fees	946	1,221
Deferred income taxes	(158)	(697)
Stock compensation	285	(414)
Unrealized foreign currency (gain) loss	(2,184)	1,183
Other	(341)	1,255
Change in assets and liabilities:
Accounts receivable	(26,406)	(29,546)
Inventories	2,409	933
Prepaid expenses and other current assets	3,660	(859)
Other assets	(3,595)	(4,496)
Accounts payable	4,985	15,724
Payroll and benefits	(3,836)	(348)
Other current liabilities	(3,823)	(101)
Income taxes payable	1,527	3,957
Other long-term liabilities	(715)	(1,188)
Net cash and cash equivalents provided by operating activities	15,064	33,019

Investing Activities
Additions to property, plant and equipment	(6,645)	(12,321)
Additions to intangible assets	(34)	(28)
Proceeds from sale of assets	45	325
Acquisitions of businesses, net of cash acquired	—	(2,749)
Net cash and cash equivalents used in investing activities	(6,634)	(14,773)

Financing Activities
Proceeds from short-term borrowings	—	26,483
Payments on short-term borrowings	—	(24,965)
Payments on long-term debt	(2,874)	(4,094)
Net cash and cash equivalents used in financing activities	(2,874)	(2,576)

Effect of exchange rate changes on cash and cash equivalents	248	3,934
Increase in cash and cash equivalents	5,804	19,604
Cash and cash equivalents—beginning	44,769	55,675
Cash and cash equivalents—ending	$50,573	$75,279

Multi Packaging Solutions International Limited And Subsidiaries

Reconciliation of Non‐GAAP Results

Adjusted EBITDA, Adjusted Operating Income and Adjusted Net Income

Non-GAAP Adjusted EBITDA	Three Months Ended
	September 30,
(amounts in thousands)	2016	2015
Consolidated net income	$12,869	$13,084
Depreciation and amortization	29,441	33,311
Interest expense	14,642	18,729
Income tax expense	3,152	5,231
EBITDA	60,104	70,355

Adjustments related to operating income
Transaction related expenses	284	350
Stock based and deferred compensation expenses	309	(272)
Purchase accounting adjustments	228	331
Restructuring related costs	2,868	2,826
Loss on sale of fixed assets	107	194
Other adjustments to operating income	(907)	(455)
Adjustments related to operating income (A)	2,889	2,974

Adjustments related to non-operating income
Foreign currency (gains) losses	(2,440)	2,867
Other adjustments to non-operating income	(497)	1,000
Adjustments related to non-operating income	(2,937)	3,867

Total adjustments (B)	(48)	6,841

Adjusted EBITDA	$60,056	$77,196

Pre-acquisition Adjusted EBITDA	—	297
Proforma Adjusted EBITDA	$60,056	$77,493

Non-GAAP Adjusted Operating Income	Three Months Ended
	September 30,
(amounts in thousands)	2016	2015
Operating income	$27,726	$40,679
Adjustments related to operating income (A)	2,889	2,974
Adjusted operating income	$30,615	$43,653

Non-GAAP Adjusted Net Income	Three Months Ended
	September 30,
(amounts in thousands, except per share data)	2016	2015
Consolidated net income	$12,869	$13,084
Adjustments related to net income (B)	(48)	6,841
Tax impact of adjusting entries	(145)	(1,743)
Adjusted net income	12,676	18,182

Net loss (income) attributable to noncontrolling interest	380	(77)
Adjusted net income attributable to shareholders of Multi Packaging Solutions International Limited	$13,056	$18,105

Weighted average number of common shares outstanding – diluted	77,453	61,939

Adjusted net income per share	$0.17	$0.29

Pro Forma for IPO share issuance

Net income attributable to shareholders of Multi Packaging Solutions International Limited	$13,249	$13,007
Proforma weighted average number of common shares outstanding	77,453	77,453

Pro Forma net income per share	$0.17	$0.17

Adjusted net income attributable to shareholders of Multi Packaging Solutions International Limited	$13,056	$18,105
Proforma weighted average number of common shares outstanding	77,453	77,453

Pro Forma adjusted net income per share	$0.17	$0.23

Multi Packaging Solutions International Limited And Subsidiaries

Net Sales by Segment and Market

	Three Months Ended
	September 30,
(amounts in thousands)	2016	2015
North America
Consumer	$80,247	$79,292
Healthcare	70,422	75,653
Multi-Media	38,631	60,587
	$189,300	$215,532

Europe
Consumer	$108,995	$137,154
Healthcare	77,434	76,892
Multi-Media	9,244	7,367
	$195,673	$221,413

Asia
Consumer	$16,931	$16,892
Healthcare	5,921	5,214
	$22,852	$22,106

Total	$407,825	$459,051

Multi Packaging Solutions International Limited And Subsidiaries

Free Cash Flow and Adjusted Free Cash Flow Reconciliation

The Company defines Free Cash Flow as cash provided by operating activities (a GAAP measure) less capital expenditures, plus proceeds from sale of assets.  The Company views Free Cash Flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments and repayment of outstanding borrowings. For the three and trailing twelve months ended September 30, 2016 and 2015, Free Cash Flow was calculated as follows:

	Three Months Ended September 30,		Trailing 12 Months Ended September 30,
(amounts in thousands)	2016	2015	2016	2015

Net cash and cash equivalents provided by operating activities	$15,064	$33,019	$114,717	$139,788
Additions to property, plant and equipment	(6,645)	(12,321)	(53,278)	(61,370)
Proceeds from sale of assets	45	325	3,946	6,572
Free Cash Flow	$8,464	$21,023	$65,385	$84,990

As supplemental information, the Company also provides Adjusted Free Cash Flow, which is defined as Adjusted EBITDA less capital expenditures, plus proceeds from sale of  assets, less cash interest paid, cash tax paid, core working capital changes (accounts reveivable, accounts payable, inventory) and payments made related to the funding of the UK Field pension plan. The Company views Adjusted Free Cash Flow as an important measure because it is one factor in evaluating the amount of cash generated by the core business operations.

	Three Months Ended September 30,		Trailing 12 Months Ended September 30,
(amounts in thousands)	2016	2015	2016	2015

Adjusted EBITDA	$60,056	$77,196	$237,163	$246,988
Less: Capital Expenditures	(6,645)	(12,321)	(53,278)	(61,370)
Plus: Proceeds from sale of assets	45	325	3,946	6,572
Less: Cash Interest	(13,696)	(17,087)	(57,091)	(70,133)
Less: Cash Taxes	(2,028)	(2,891)	(11,705)	(7,557)
Less: Change in Core Working Capital (1)	(19,012)	(12,889)	(10,406)	29,645
Less: Pension Payments (2)	(1,312)	(2,322)	(7,813)	(9,288)
Adjusted Free Cash Flow	$17,408	$30,011	$100,817	$134,858

(1)	Represents the impact of total cash flows associated with the change in accounts receivable, inventory and accounts payable, as per the Consolidated Statements of Cash Flows
(2)	Represents cash payments made for the Field Group Pension Plan in the United Kingdom